EXHIBIT 99.1

Integer Holdings Corporation Announces 2022 Preliminary Financial Results

~ Preliminary fourth quarter 2022 sales increase of 18% to 19% versus 2021 ~
~ Schedules Fourth Quarter and Full Year 2022 Earnings Release and Conference Call ~

PLANO, Texas, Jan. 30, 2023 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE: ITGR), a leading medical device outsource manufacturer, announces preliminary financial results for the fourth quarter and full year ended December 31, 2022. Unless otherwise stated, all financial information and comparisons are from continuing operations.

Preliminary Financial Highlights (compared to same period in 2021, except as noted):

  Fourth quarter 2022 sales expected to be in the range of $370 to $372 million, an increase of 18% to 19%, with organic growth of 12% to 13%.
  Fourth quarter 2022 GAAP operating income expected to be in the range of $36 to $37 million, an increase of 25% to 29%. Adjusted operating income expected to be in the range of $56 to $57 million, an increase of 28% to 30%.
  Full year 2022 sales expected to be in the range of $1.374 to $1.376 billion, an increase of 13%, with organic growth of 6%.
  Full year 2022 GAAP operating income expected to be in the range of $120 to $121 million, a decrease of 11%. Adjusted operating income expected to be in the range of $191 to $192 million, an increase of 2% to 3%.
  Generated full year 2022 cash flow from operations in the range of $114 to $116 million.
  From the end of fourth quarter 2021, total debt increased $97 to $98 million to a range of $925 to $926 million and net total debt increased $89 to $91 million to a range of $907 to $909 million, attributable to the Aran Biomedical acquisition for $129 million, resulting in a leverage ratio in the range of 3.5x to 3.6x times adjusted EBITDA as of December 31, 2022.

“Integer delivered fourth quarter and full year 2022 preliminary sales and profit at the high-end of 2022 earnings guidance, while continuing to improve its ability to manage a challenging supply chain environment and deliver results for our customers and the patients they serve,” said Joseph Dziedzic, Integer’s president and CEO. “We will provide full year 2022 results and more detailed 2023 guidance on our fourth quarter earnings call on February 16, 2023. We confirm our 2023 revenue guidance previously communicated during our October 27, 2022 earnings call.”

Preliminary Financial Results

The preliminary financial results for the fourth quarter and full year ended December 31, 2022 are unaudited, reflect our estimated financial results and are based on information available to management as of the date of this release and are subject to potential further material changes upon completion of the Company’s standard year-end closing procedures. In preparing this information, management made complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the three months and year ended December 31, 2022 have not yet been finalized by management and remain subject to the completion of management’s final review and our other closing procedures, as well as the completion of the audit of our annual financial statements. These preliminary estimated results do not represent a comprehensive statement of all financial results for the three months and year ended December 31, 2022. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above.

Fourth quarter preliminary results (dollars in millions, except per share amounts):

	GAAP		Non-GAAP(a)
	Preliminary	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$370 - $372	18% to 19%	N/A	N/A
Operating income	$36 to $37	25% to 29%	$56 to $57	28% to 30%
EBITDA	N/A	N/A	$72 to $73	23% to 25%
Net income	$16 to $17	(19)% to (15)%	$36 to $37	9% to 12%
Diluted earnings per share	$0.49 to $0.51	(18)% to (15)%	$1.08 to $1.11	9% to 12%
Cash flow from operating activities	$50 to $52	26% to 31%	N/A	N/A
Interest expense(b)	$14	158%	$14	156%

Full year preliminary results (dollars in millions, except per share amounts):

	GAAP		Non-GAAP(a)
	Preliminary	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$1,374 to $1,376	13%	N/A	N/A
Operating income	$120 to $121	(11)%	$191 to $192	2% to 3%
EBITDA	N/A	N/A	$255 to $256	5%
Net income	$64 to $65	(31)% to (30)%	$129 to $130	(5)% to (4)%
Diluted earnings per share	$1.93 to $1.96	(31)% to (30)%	$3.86 to $3.88	(5)%
Cash flow from operating activities	$114 to $116	(27)% to (26)%	N/A	N/A
Interest expense(b)	$39	22%	$39	38%

(a)   Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS and Adjusted interest expense are Non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b)   Adjusted interest expense for 2022 consists of GAAP interest expense less accelerated write-offs of deferred issuance costs and unamortized discounts (loss on extinguishment of debt), which were not material for the three months and year ended December 31, 2022.

Preliminary Capitalization

Year-end December 31, 2022 preliminary results (dollars in millions):

	Preliminary	Change from Prior Year
Cash and cash equivalents	$23 to $24	$5 to $6
Total debt	$925 to $926	$97 to $98
Net total debt(a)	$907 to $909	$89 to $91
Leverage ratio(a)	3.5x to 3.6x	0.1x to 0.2x

(a)   Net total debt and Leverage ratio are Non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Conference Call Information

The Company plans to release financial and operational results for fourth quarter 2022 at 7 a.m. Central Time (CT) / 8 a.m. Eastern Time (ET) on Thursday, February 16, 2023. Following the release, Integer management will host a webcast at 8 a.m. CT / 9 a.m. ET to discuss these results. Other forward-looking and material information may also be discussed during this call.

Conference call details:

  Date: Thursday, February 16, 2023
  Time: 8 a.m. CT / 9 a.m. ET
  Domestic dial-in number: (888) 330-3567
  International dial-in number: (646) 960-0842
  Conference ID: 9252310
  Webcast Registration: ITGR Q4 2022 Earnings Call

An audio replay will be available for 7 days and can be accessed by dialing (800) 770-2030 or (647) 362-9199 and using Conference ID 9252310. The conference call will also be available live or as an archived replay on the Investor Relations section of the Integer website at: investor.integer.net.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®

Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information

Tony Borowicz
Senior Vice President, Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information

In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, adjusted interest expense and organic sales change rates.

Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets; (ii) certain legal expenses; (iii) restructuring and restructuring- related charges; (iv) acquisition and integration related costs; (v) other general expenses; (vi) (gain) loss on equity investments; (vii) extinguishment of debt charges; (viii) European Union medical device regulation incremental charges; (ix) inventory step-up amortization; (x) unusual, or infrequently occurring items; (xi) the income tax provision (benefit) related to these adjustments; and (xii) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding.

EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes, depreciation expense, and amortization expense from intangible assets and financing leases, to net income, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (i), (vii), (xi) and (xii). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (vi), (vii), (xi) and (xii).

Adjusted interest expense consists of GAAP interest expense less accelerated write-offs of deferred issuance costs and unamortized discounts (loss on extinguishment of debt).

Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, adjusted interest expense and organic sales change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to; fourth quarter and full year 2022 performance, 2023 outlook, future sales, expenses, and profitability; customer demand; supplier performance (including delivery delays); costs (including wages, staffing levels and freight); future development and expected growth of our business and industry, including expansion of our manufacturing capacity; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; our ability to attract, train and retain a sufficient number of qualified associates; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes.

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Reconciliations of Non-GAAP Measures from Continuing Operations
All reconciliations are performed at the high-end of the preliminary results range.

Table A: Adjusted Net Income and Diluted EPS Reconciliations
(in millions, except per share data)

	Three Months Ended December 31, 2022
	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$21	$17	$0.51
Adjustments(a):
Amortization of intangibles	12	10	0.29
Restructuring, acquisitions, and other(b)	8	6	0.18
Other(c)	2	4	0.13
Adjusted net income (Non-GAAP)	$43	$37	$1.11

Diluted weighted average shares outstanding		33.4

	Year Ended December 31, 2022
	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$76	$65	$1.96
Adjustments(a):
Amortization of intangibles	48	38	1.14
Restructuring, acquisitions, and other(b)	21	16	0.49
Other(c)	9	11	0.29
Adjusted net income (Non-GAAP)	$154	$130	$3.88

Diluted weighted average shares outstanding		33.4

(a)   The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b)   Includes restructuring and restructuring-related charges, acquisition and integration costs, and other general expenses. We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities. Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration. Other general expenses are discrete transactions occurring sporadically and effect period-over-period comparisons.

(c)   Includes certain legal expenses, (gain) loss on equity investments, loss on extinguishment of debt, medical device regulations, and tax adjustments. Certain legal expenses are associated with non-ordinary course legal matters. Medical device regulation charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. Tax adjustments predominately relate to acquisition costs that are not deductible for tax purposes and the establishment of uncertain tax benefits and interest related to acquired foreign tax credits.

Table B: Adjusted Operating Income Reconciliations
(in millions)

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Operating income (GAAP)	$37	$121
Adjustments:
Amortization of intangibles	12	48
Restructuring, acquisitions, and other(a)	8	21
Other	—	2
Adjusted operating income (Non-GAAP)	$57	$192

(a)   Includes restructuring and restructuring-related charges, acquisition and integration costs, and other general expenses. We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities. Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration. Other general expenses are discrete transactions occurring sporadically and effect period-over-period comparisons.

Table C: EBITDA Reconciliations
(in millions)

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Income from continuing operations (GAAP)	$17	$65
Interest expense	14	39
Provision for income taxes	4	11
Depreciation	11	43
Amortization of intangible assets and financing leases	12	49
EBITDA from continuing operations (Non-GAAP)	58	207
Stock-based compensation(a)	5	20
Restructuring, acquisitions, and other(b)	8	21
Other	2	8
Adjusted EBITDA (Non-GAAP)	$73	$256

(a)   Total stock-based compensation expense less amounts included in restructuring, acquisitions, and other costs.

(b)   Includes restructuring and restructuring-related charges, acquisition and integration costs, and other general expenses. We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities. Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration. Other general expenses are discrete transactions occurring sporadically and effect period-over-period comparisons.

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (4Q 2022 vs. 4Q 2021)
Medical Sales	18%	6%	12%
Non-Medical Sales	41%	—	41%
Total Sales	19%	6%	13%

YTD Change (2022 vs. 2021)
Medical Sales	12%	6%	6%
Non-Medical Sales	21%	—	21%
Total Sales	13%	7%	6%

(a)   Sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations and acquisitions.